Finisar Announces Seventh Consecutive Quarter of Revenue Growth and FY14 Annual Revenue Growth of 24%

SUNNYVALE, CA -- (Marketwired - June 12, 2014) - Finisar Corporation (NASDAQ: FNSR), a global technology leader for subsystems and components for fiber optic communications, today announced financial results for its fourth fiscal quarter and full 2014 fiscal year ended April 27, 2014.

COMMENTARY

"I am pleased to report that fourth quarter revenues were $306.0 million, and annual fiscal 2014 revenues were $1,156.8 million, both new all-time records for Finisar. Quarterly revenues increased by $12.0 million, or 4.1%, over the third fiscal quarter and $62.6 million, or 25.7%, over the fourth fiscal quarter of the prior year. Quarterly revenues grew for the seventh consecutive quarter. Annual revenues increased by $222.5 million, or 23.8%, over the prior fiscal year," said Jerry Rawls, Finisar's executive Chairman of the Board.

"Demand for transceivers operating at 10Gb/s and faster continued to be strong during the quarter. Demand was also strong for our transceivers for LTE wireless applications. We continue to develop and release new products, which we expect will enable Finisar to expand our market share and continue to grow revenue," said Eitan Gertel, Finisar's Chief Executive Officer.

         FINANCIAL HIGHLIGHTS - FOURTH QUARTER ENDED APRIL 27, 2014

Summary GAAP Results (a)                     Fourth             Third
                                            Quarter            Quarter
                                             Ended              Ended
                                         April 27, 2014    January 26, 2014
                                       -----------------  -----------------
                                          (in thousands, except per share
                                                     amounts)

Revenues                               $         306,025  $         294,018
Gross margin                                        31.7%              35.9%
Operating expenses                     $          75,369  $          72,593
Operating income                       $          21,560  $          33,096
Operating margin                                     7.0%              11.3%
Net income                             $          28,375  $          27,061
Income per share-basic                 $            0.29  $            0.28
Income per share-diluted               $            0.27  $            0.26

Basic shares                                      96,965             96,394
Diluted shares                                   105,418            104,361

Summary Non-GAAP Results (b)                 Fourth             Third
                                            Quarter            Quarter
                                             Ended              Ended
                                         April 27, 2014    January 26, 2014
                                       -----------------  -----------------
                                          (in thousands, except per share
                                                     amounts)

Revenues                               $         306,025  $         294,018
Gross margin                                        34.2%              37.2%
Operating expenses                     $          65,931  $          63,209
Operating income                       $          38,882  $          46,295
Operating margin                                    12.7%              15.7%
Net income                             $          36,992  $          44,993
Income per share-basic                 $            0.38  $            0.47
Income per share-diluted               $            0.36  $            0.44

Basic shares                                      96,965             96,394
Diluted shares                                   105,418            104,361

_____________

(a)  The GAAP financial results included in this press release for the fourth quarter and fiscal 2014 do not include the impact of the amortization of acquired intangible assets in connection with the acquisition of u2t Photonics AG because the Company is in the process of obtaining a third-party valuation of such intangible assets and thus such impact has not yet been determined. The amount of such amortization of acquired intangible assets, when determined, is not expected to be material in the periods presented.

(b)  In evaluating the operating performance of Finisar's business, Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or
     GAAP, that are considered by management to be outside Finisar's core operating results. A reconciliation of Finisar's non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information, can be found under the heading "Finisar
     Non-GAAP Financial Measures" below.

Financial Statement Highlights for the fourth quarter of fiscal 2014:

  Revenues increased to $306.0 million, up $12.0 million, or 4.1%, from $294.0 million in the preceding quarter.

  The sale of products for datacom applications increased by $12.6 million, or 6.0%, compared to the preceding quarter.

  The sale of products for telecom applications decreased by $0.6 million, or (0.7)%, compared to the preceding quarter, primarily driven by the impact of the full three months of the annual price reductions for telecom products that typically take effect on January 1st.

  GAAP gross margin decreased to 31.7% from 35.9% in the preceding quarter, primarily driven by the impact of the full three months of the annual price reductions for telecom products that typically take effect on January 1st as well as the impact of the u2t Photonics AG acquisition whose products carry a lower than corporate average gross margin.

  Non-GAAP gross margin decreased to 34.2% from 37.2% in the preceding quarter.

  GAAP operating income decreased $11.5 million to $21.6 million, or 7.0% of revenues, compared to $33.1 million, or 11.3% of revenues in the preceding quarter.

  Non-GAAP operating income decreased $7.4 million to $38.9 million, or 12.7% of revenues, compared to $46.3 million, or 15.7% of revenues, in the preceding quarter.

  GAAP net income includes an approximate $8.3 million gain realized on the sale of our majority owned subsidiary Finisar Korea Ltd. during the quarter. This gain is not included in non-GAAP net income.

  Cash, cash equivalents and short term investments decreased $41.7 million to $513.0 million at the end of the fourth quarter, compared to $554.7 million at the end of the preceding quarter, principally as the result of the acquisition of u2t Photonics AG, an increase in accounts receivable of $29.6 million and capital expenditures associated with the build out of the second building at our new manufacturing site in Wuxi China.

       FINANCIAL HIGHLIGHTS - FISCAL YEAR 2014 ENDED APRIL 27, 2014

Summary GAAP Results (a)                 Fiscal Year        Fiscal Year
                                            Ended              Ended
                                        April 27, 2014     April 28, 2013
                                      -----------------  -----------------
                                         (in thousands, except per share
                                                    amounts)

Revenues                              $       1,156,833  $         934,335
Gross margin                                       34.3%              27.5%
Operating expenses                    $         285,496  $         262,596
Operating income                      $         111,868  $          (5,555)
Operating margin                                    9.7%              (0.6)%
Net income                            $         111,412  $          (5,454)
Income per share-basic                $            1.16  $           (0.06)
Income per share-diluted              $            1.09  $           (0.06)

Basic shares                                     95,979             92,860
Diluted shares                                  104,112             92,860

Summary Non-GAAP Results (b)             Fiscal Year        Fiscal Year
                                            Ended              Ended
                                        April 27, 2014     April 28, 2013
                                      -----------------  -----------------
                                         (in thousands, except per share
                                                    amounts)

Revenues                              $       1,156,833  $         934,335
Gross margin                                       35.9%              30.9%
Operating expenses                    $         253,202  $         223,667
Operating income                      $         162,341  $          65,247
Operating margin                                   14.0%               7.0%
Net income                            $         157,021  $          61,255
Income per share-basic                $            1.64  $            0.66
Income per share-diluted              $            1.53  $            0.64

Basic shares                                     95,979             92,860
Diluted shares                                  104,112             99,284

_____________

(a)  The GAAP financial results included in this press release for the fourth quarter and fiscal 2014 do not include the impact of the amortization of acquired intangible assets in connection with the acquisition of u2t Photonics AG because the Company is in the process of obtaining a third-party valuation of such intangible assets and thus such impact has not yet been determined. The amount of such amortization of acquired intangible assets, when determined, is not expected to be material in the periods presented.

(b)  In evaluating the operating performance of Finisar's business, Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or
     GAAP, that are considered by management to be outside Finisar's core operating results. A reconciliation of Finisar's non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information, can be found under the heading "Finisar
     Non-GAAP Financial Measures" below.

Financial Statement Highlights for fiscal 2014:

  Revenues increased to $1,156.8 million, up $222.5 million, or 23.8%, from $934.3 million in the preceding year.

  The sale of products for datacom applications increased by $231.1 million, or 39.1%, compared to the preceding year.

  The sale of products for telecom applications decreased by $8.6 million, or (2.5)%, compared to the preceding year.

  GAAP gross margin increased to 34.3% from 27.5% in the preceding year.

  Non-GAAP gross margin increased to 35.9% from 30.9% in the preceding year.

  GAAP operating income increased $117.4 million to $111.9 million, or 9.7% of revenues, compared to operating loss $(5.6) million, or (0.6)% of revenues in the preceding year.

  Non-GAAP operating income increased $97.1 million to $162.3 million, or 14.0% of revenues, compared to $65.2 million, or 7.0% of revenues, in the preceding year.

  GAAP net income includes an approximate $8.3 million gain realized on the sale of our majority owned subsidiary Finisar Korea Ltd. during the quarter. This gain is not included in non-GAAP net income.

OUTLOOK

The Company indicated that it currently expects revenues for the first quarter of fiscal 2015 to be in the range of $320 to $335 million, non-GAAP gross margin of approximately 32%, non-GAAP operating margin of approximately 10.3% to 11.3%, and non-GAAP earnings per diluted share to be in the range of approximately $0.30 to $0.34.

CONFERENCE CALL

Finisar will discuss its financial results for the fourth quarter and current business outlook during its regular quarterly conference call scheduled for Thursday, June 12, 2014, at 2:00 pm PT (5:00 pm ET). To listen to the call you may connect through the Finisar investor relations page at http://investor.finisar.com or dial 1-877-857-6173 (domestic) or +1-719-325-4797 (international) and enter conference ID 3838782.

An audio replay will be available for two weeks following the call by dialing 1-888-203-1112 (domestic) or +1-719-457-0820 and then following the prompts: enter conference ID 3838782 and provide your name, affiliation, and contact number. A replay of the webcast will be available shortly after the conclusion of the call on the Company's website until the next regularly scheduled earnings conference call.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statement concerning Finisar's expected financial performance. These statements are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with: the uncertainty of customer demand for Finisar's products; the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; intensive competition; and the uncertainty of achieving anticipated cost savings and synergies in connection with the recently completed u2t acquisition. Further information regarding these and other risks relating to Finisar's business is set forth in Finisar's annual report on Form 10-K (filed June 24, 2013) and quarterly SEC filings.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic subsystems and components that enable high-speed voice, video and data communications for telecommunications, networking, storage, wireless, and cable TV applications. For 25 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth. Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

FINISAR FINANCIAL STATEMENTS The following financial tables are presented in accordance with GAAP, except that the GAAP financial results included in this press release for the fourth quarter and fiscal 2014 do not include the impact of the amortization of acquired intangible assets in connection with the acquisition of u2t Photonics AG because the Company is in the process of obtaining a third-party valuation of such intangible assets and thus such impact has not yet been determined. The amount of such amortization of acquired intangible assets, when determined, is not expected to be material in the periods presented.

                            Finisar Corporation
                   Consolidated Statements of Operations
              (Unaudited, in thousands, except per share data)

                                                                   Three
                                                                   Months
                      Three Months Ended   Twelve Months Ended     Ended
                    --------------------- --------------------- -----------
                     April 27,  April 28,  April 27,  April 28, January 26,
                       2014       2013       2014       2013        2014
                    ---------- ---------- ---------- ---------- -----------
Revenues            $  306,025 $  243,417 $1,156,833 $  934,335 $   294,018
Cost of revenues       208,135    166,093    754,773    662,094     187,368
Impairment of
 acquired developed
 technology and
 other long-lived
 assets                      -      8,156          -      8,156           -
Amortization of
 acquired developed
 technology                961      1,842      4,696      7,044         961
                    ---------- ---------- ---------- ---------- -----------
Gross profit            96,929     67,326    397,364    257,041     105,689
Gross margin              31.7%      27.7%      34.3%      27.5%       35.9%
Operating expenses:
  Research and
   development          48,132     41,270    183,355    158,784      46,734
  Sales and
   marketing            11,509     11,056     46,547     42,347      10,911
  General and
   administrative       15,133      6,279     53,214     45,337      14,353
  Amortization of
   purchased
   intangibles             595        734      2,380      3,640         595
  Impairment of
   purchased
   intangibles and
   other long-lived
   assets                    -      7,602          -     12,488           -
                    ---------- ---------- ---------- ---------- -----------
    Total operating
     expenses           75,369     66,941    285,496    262,596      72,593
                    ---------- ---------- ---------- ---------- -----------
Income (loss) from
 operations             21,560        385    111,868     (5,555)     33,096
Interest income            485        211      1,319        755         335
Interest expense        (2,965)      (544)    (5,547)    (2,589)     (1,663)
Other income
 (expenses), net         8,124       (154)     7,234       (449)     (1,873)
                    ---------- ---------- ---------- ---------- -----------
Income (loss)
 before income
 taxes and non-
 controlling
 interest               27,204       (102)   114,874     (7,838)     29,895
Provision
 (benefits) for
 income taxes           (1,104)    (1,506)     3,712        227       2,827
                    ---------- ---------- ---------- ---------- -----------
Income (loss)
 before non-
 controlling
 interest               28,308      1,404    111,162     (8,065)     27,068
Adjust for net
 (income) loss
 attributable to
 non-controlling
 interest                   67      2,475        250      2,611          (7)
                    ---------- ---------- ---------- ---------- -----------
Net income (loss)
 attributable to
 Finisar
 Corporation        $   28,375 $    3,879 $  111,412 $   (5,454)$    27,061
                    ========== ========== ========== ========== ===========

Net income (loss)
 per share
 attributable to
 Finisar
 Corporation common
 stockholders:

  Basic             $     0.29 $     0.04 $     1.16 $    (0.06)$      0.28
  Diluted           $     0.27 $     0.04 $     1.09 $    (0.06)$      0.26

Shares used in
 computing net
 income (loss) per
 share - basic          96,965     93,567     95,979     92,860      96,394
Shares used in
 computing net
 income (loss) per
 share - diluted       105,418     96,192    104,112     92,860     104,361

                            Finisar Corporation
                        Consolidated Balance Sheets
                               (in thousands)

                 April 27,  January 26, October 27,   July 28,   April 28,
                    2014        2014        2013        2013        2013
                ----------- ----------- ----------- ----------- -----------
                (Unaudited) (Unaudited) (Unaudited) (Unaudited)
                ----------- ----------- ----------- ----------- -----------
     ASSETS
Current assets:
  Cash and cash
   equivalents  $   303,101 $   374,902 $   316,488 $   288,433 $   289,076
  Short-term
   held-to-
   maturity
   investments      209,922     179,847           -           -           -
  Accounts
   receivable,
   net              225,020     195,442     186,486     171,823     149,612
  Accounts
   receivable,
   other             33,749      24,274      25,890      34,386      16,538
  Inventories       259,759     247,126     231,235     207,029     200,670
  Prepaid
   expenses and
   other assets      33,029      22,764      20,902      19,533      18,402
                ----------- ----------- ----------- ----------- -----------
    Total
     current
     assets       1,064,580   1,044,355     781,001     721,204     674,298
Property,
 equipment and
 improvements,
 net                273,328     247,394     231,022     213,044     201,442
Purchased
 intangible
 assets, net         21,113      21,976      23,587      25,416      30,457
Goodwill            115,279      90,986      90,986      90,986      90,986
Minority
 investments          2,117       2,041       1,841       1,711         884
Other assets         17,272      21,034      16,946      12,954       9,780
                ----------- ----------- ----------- ----------- -----------
    Total
     assets     $ 1,493,689 $ 1,427,786 $ 1,145,383 $ 1,065,315 $ 1,007,847
                =========== =========== =========== =========== ===========

LIABILITIES AND
  STOCKHOLDERS'
     EQUITY
Current
 liabilities:
  Accounts
   payable      $   119,439 $    96,723 $    98,220 $    90,488 $    77,630
  Accrued
   compensation      38,541      46,402      48,182      32,001      31,492
  Other accrued
   liabilities       31,976      26,370      32,943      31,542      23,533
  Deferred
   revenue           16,659      15,620      14,235      12,582       9,182
  Short term
   debt                 243       4,230       4,700           -           -
  Current
   portion of
   convertible
   notes             40,015      40,015      40,015           -           -
                ----------- ----------- ----------- ----------- -----------
    Total
     current
     liabilities    246,873     229,360     238,295     166,613     141,837
Long-term
 liabilities:
  Convertible
   notes, net
   of current
   portion          212,253     210,029           -      40,015      40,015
  Other non-
   current
   liabilities       18,879      11,680      12,756      12,908      13,480
                ----------- ----------- ----------- ----------- -----------
    Total
     liabilities    478,005     451,069     251,051     219,536     195,332
Stockholders'
 equity:
  Common stock           97          97          96          96          94
  Additional
   paid-in
   capital        2,456,110   2,440,849   2,377,198   2,363,514   2,350,146
  Accumulated
   other
   comprehensive
   income            20,025      18,980      27,315      22,397      28,525
  Accumulated
   deficit       (1,460,548) (1,488,923) (1,515,984) (1,545,949) (1,571,960)
                ----------- ----------- ----------- ----------- -----------
    Finisar
     Corporation
     stockholders'
     equity       1,015,684     971,003     888,625     840,058     806,805
  Non-
   controlling
   interest               -       5,714       5,707       5,721       5,710
                ----------- ----------- ----------- ----------- -----------
    Total
     stockholders'
     equity       1,015,684     976,717     894,332     845,779     812,515
                ----------- ----------- ----------- ----------- -----------
Total
 liabilities
 and
 stockholders'
 equity         $ 1,493,689 $ 1,427,786 $ 1,145,383 $ 1,065,315 $ 1,007,847
                =========== =========== =========== =========== ===========

Note - Balance sheet amounts as of April 28, 2013 are derived from the audited consolidated financial statements as of the date.

FINISAR NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commissions: non-GAAP gross profit, non-GAAP operating income and non-GAAP income per share. These non-GAAP financial measures are supplemental information regarding the Company's operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or which occur relatively infrequently and which management considers to be outside our core operating results. Some of these non-GAAP measures also exclude the ongoing impact of historical business decisions made in different business and economic environments. Management believes that tracking non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share provides management and the investment community with valuable insight into our current operations, our ability to generate cash and the underlying business trends which are affecting our performance. These non-GAAP measures are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements. We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profit in this release, we have excluded the following items from cost of revenues in applicable periods:

  Changes in excess and obsolete inventory reserve (predominantly non-cash charges or non-cash benefits);
  Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);
  Stock-based compensation expense (non-cash charges);
  Impairment of acquired developed technology and other long-lived assets (non-cash charges);
  Acquisition method accounting adjustment for sale of acquired inventory (non-cash charges);
  Flood related recovery (non-recurring cash benefit);
  Reduction in force costs (non-recurring cash charges); and
  Acquisition related retention payments (non-recurring charges).

In calculating non-GAAP operating income in this release, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods:

  Gain or loss on litigation settlements and resolutions and related costs (non-recurring cash charges or benefits);
  Gain on fair value re-measurement of contingent consideration (non-cash benefit);
  Shareholder class action and derivative litigation costs (non-recurring cash expenses associated with the derivative litigation related to our historical stock option granting practices and related to the class action and derivative litigation related to our March 8, 2011 earnings announcement);
  Acquisition related costs (non-recurring cash charges);
  Impairment of long-lived assets (non-cash charges); and
  Amortization of purchased intangibles (non-cash charges).

In calculating non-GAAP income and non-GAAP income per share in this release, we have also excluded the following items in applicable periods:

  Gains and losses on sales of assets (non-recurring and/or non-cash losses and gains related to the periodic disposal of assets no longer required for current activities);
  Gains and losses related to minority investments (non-cash or non-recurring benefits or charges);
  Other miscellaneous expenses (income) (non-recurring charges or benefits);
  Dollar denominated foreign exchange transaction losses (gains) (non-cash charges or benefits);
  Amortization of debt issuance costs (non-cash charges);
  Debt extinguishment loss (non-cash charges);
  Non-controlling interest non-GAAP adjustment (non-cash and/or non-recurring charges or benefits attributable to the non-controlling interest in majority-controlled subsidiaries); and
  Differences between cash payable for income taxes and the provision for income taxes in accordance with GAAP, less discrete items.

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

                            Finisar Corporation
      Reconciliation of Results of Operations under GAAP and non-GAAP
              (Unaudited, in thousands, except per share data)

                                                                   Three
                                                                   Months
                      Three Months Ended   Twelve Months Ended     Ended
                    --------------------- --------------------- -----------
                     April 27,  April 28,  April 27,  April 28, January 26,
                       2014       2013       2014       2013        2014
                    ---------- ---------- ---------- ---------- -----------
GAAP to non-GAAP
 reconciliation of
 gross profit:
Gross profit - GAAP $   96,929 $   67,326 $  397,364 $  257,041 $   105,689
Gross margin - GAAP       31.7%      27.7%      34.3%      27.5%       35.9%
Adjustments:
Cost of revenues
  Change in excess
   and obsolete
   inventory
   reserve               3,384        390      3,439      8,248         384
  Amortization of
   acquired
   technology              961      1,842      4,696      7,044         961
  Stock
   compensation          2,531      1,731      8,738      7,233       2,374
  Impairment of
   acquired
   developed
   technology and
   other long-lived
   assets                    -      8,156          -      8,156           -
  Flood-related
   expenses                  -     (1,197)         -     (1,197)          -
  Acquisition
   method
   accounting
   adjustment for
   sale of acquired
   inventory               822          -        822      1,363           -
  Reduction in
   force costs             124         17        228        818          34
  Acquisition
   related
   retention
   payment                  62         62        256        208          62
                    ---------- ---------- ---------- ---------- -----------
    Total cost of
     revenue
     adjustments         7,884     11,001     18,179     31,873       3,815
                    ---------- ---------- ---------- ---------- -----------
Gross profit - non-
 GAAP                  104,813     78,327    415,543    288,914     109,504
                    ---------- ---------- ---------- ---------- -----------
Gross margin - non-
 GAAP                     34.2%      32.2%      35.9%      30.9%       37.2%

GAAP to non-GAAP
 reconciliation of
 operating income:
Operating income
 (loss) - GAAP          21,560        385    111,868     (5,555)     33,096
Operating margin -
 GAAP                      7.0%       0.2%       9.7%      -0.6%       11.3%
Adjustments:
Total cost of
 revenue
 adjustments             7,884     11,001     18,179     31,873       3,815
Research and
 development
  Reduction in
   force costs               -         52         28        240           -
  Acquisition
   related
   retention
   payment                 190        204        761        639         190
  Stock
   compensation          4,056      2,856     15,645     11,796       3,995
Sales and marketing
  Acquisition
   related
   retention
   payment                  17         17         68         54          17
  Stock
   compensation          1,406      1,015      5,341      3,979       1,369
General and
 administrative
  Reduction in
   force costs              69         24        227        118         (82)
  Acquisition
   related
   retention
   payment                   8        220      1,044        696         (11)
  Stock
   compensation          2,525      2,586     10,229     10,589       2,618
  Acquisition
   related costs           567        322      1,507      1,474         591
  Litigation
   settlements and
   resolutions and
   related costs             5          -         15         13           5
  Gain on fair
   value
   remeasurement of
   contingent
   consideration
   liability                 -     (7,130)         -     (7,130)          -
  Shareholder class
   action and
   derivative
   litigation costs          -        144     (4,951)       333          97
Amortization of
 purchased
 intangibles               595        734      2,380      3,640         595
Impairment of long-
 lived assets                -      7,602          -     12,488           -
                    ---------- ---------- ---------- ---------- -----------
  Total cost of
   revenue and
   operating
   expense
   adjustments          17,322     19,647     50,473     70,802      13,199
                    ---------- ---------- ---------- ---------- -----------
Operating income -
 non-GAAP               38,882     20,032    162,341     65,247      46,295
                    ---------- ---------- ---------- ---------- -----------
Operating margin -
 non-GAAP                 12.7%       8.2%      14.0%       7.0%       15.7%

GAAP to non-GAAP
 reconciliation of
 income
 attributable to
 Finisar
 Corporation:
Net income (loss)
 attributable to
 Finisar
 Corporation - GAAP     28,375      3,879    111,412     (5,454)     27,061
Adjustments:
Total cost of
 revenue and
 operating expense
 adjustments            17,322     19,647     50,473     70,802      13,199
Non-cash imputed
 interest expenses
 on convertible
 debt                    2,225          -      3,152          -         927
Imputed interest
 related to
 restructuring              53        146        220        520          54
Other (income)
 expense, net
  Gain on sale of
   assets               (8,156)    (1,160)    (8,291)    (1,311)        (30)
  Gain related to
   minority
   investments               -          -       (743)         -           -
  Other
   miscellaneous
   income                    -         (2)        (5)      (263)         (3)
  Foreign exchange
   transaction
   (gain) or loss          (69)     1,034      2,490        854       2,200
  Amortization of
   debt issuance
   cost                    155          -        231          -          76
  Debt
   extinguishment
   loss                      -          -          -        573           -
Provision for
 income taxes
  Income tax
   provision
   adjustments          (2,909)    (1,506)    (2,288)    (2,217)      1,327
Non-controlling
 interest non-GAAP
 adjustment                 (4)    (2,249)       370     (2,249)        182
                    ---------- ---------- ---------- ---------- -----------
Total adjustments        8,617     15,910     45,609     66,709      17,932
                    ---------- ---------- ---------- ---------- -----------
Net income
 attributable to
 Finisar
 Corporation - non-
 GAAP               $   36,992 $   19,789 $  157,021 $   61,255 $    44,993
                    ========== ========== ========== ========== ===========

Non-GAAP income
 attributable to
 Finisar
 Corporation        $   36,992 $   19,789 $  157,021 $   61,255 $    44,993
Add: interest
 expense for
 dilutive
 convertible notes         539        539      2,156      2,157         539
                    ---------- ---------- ---------- ---------- -----------
Adjusted non-GAAP
 income
 attributable to
 Finisar
 Corporation        $   37,531 $   20,328 $  159,177 $   63,412 $    45,532
                    ========== ========== ========== ========== ===========

Non-GAAP income per
 share attributable
 to Finisar
 Corporation common
 stockholders
  Basic             $     0.38 $     0.21 $     1.64 $     0.66 $      0.47
  Diluted           $     0.36 $     0.20 $     1.53 $     0.64 $      0.44
Shares used in
 computing non-GAAP
 income per share
 attributable to
 Finisar
 Corporation common
 stockholders
  Basic                 96,965     93,567     95,979     92,860      96,394
  Diluted              105,418     99,941    104,112     99,284     104,361

Non-GAAP EBITDA
Non-GAAP income
 attributable to
 Finisar
 Corporation        $   36,992 $   19,789 $  157,021 $   61,255 $    44,993
Depreciation
 expense                17,518     13,692     62,026     52,815      15,960
Amortization                94         94        376        653          94
Interest expense           202        187        856      1,314         347
Income tax expense       1,805          0      6,000      2,444       1,500
                    ---------- ---------- ---------- ---------- -----------
Non-GAAP EBITDA     $   56,611 $   33,762 $  226,279 $  118,481 $    62,894
                    ========== ========== ========== ========== ===========

Finisar-F

Investor Contact:
Kurt Adzema
Chief Financial Officer
408-542-5050
Investor.relations@finisar.com

Press contact:
Victoria McDonald
Director, Corporate Communications
408-542-4261